Exhibit 99.1

Xtant Medical Announces First Quarter 2021 Financial Results

BELGRADE, MT, May 11, 2021 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights:

●	Revenue for the first quarter of 2021 totaled $12.5 million, compared to $14.8 million for the prior-year period
●	Operating expenses in the first quarter of 2021 totaled $8.1 million, compared to $11.0 million for the prior-year period
●	Loss from operations totaled $5,000 compared to an operating loss of $1.4 million for the prior-year period
●	Net loss incurred in the first quarter of 2021 totaled $29,000 compared to a net loss of $2.5 million for the prior-year period
●	Non-GAAP Adjusted EBITDA for the first quarter of 2021 totaled $0.8 million, compared to $0.3 million for the prior-year period
●	Received net cash proceeds of approximately $18.4 million from a private placement to a single healthcare-focused institutional investor
●	Recently closed $20 million debt refinancing with MidCap Financial

“We continued to navigate through challenging conditions as COVID-19 had a significant impact on elective spinal procedures in January and February in our two largest markets, which represent nearly one-third of our revenue. Since then, we have seen a significant uptick in elective surgeries in both March and April, and are cautiously optimistic that this trend will continue in the months ahead,” said Sean Browne, President and CEO of Xtant Medical. “With a renewed focus on innovative product introductions and expansion of our distribution network, we remain committed to driving our overall commercial performance.”

“During the first quarter, we raised $18.4 million in net cash proceeds from a private placement, providing the resources needed to invest in growth. We also recently announced a new five-year, $12 million secured term loan facility and an $8 million secured revolving credit facility, providing us with additional capital resources. We believe our improved balance sheet and stronger operating position will enable us to execute on our future growth opportunities,” Mr. Browne added.

First Quarter 2021 Financial Results

First quarter 2021 revenue was $12.5 million, compared to $14.8 million for the same period in 2020. The decline in revenue was largely attributed to the impact of COVID-19 on the occurrence of elective procedures.

Gross profit for the first quarter of 2021 was 64.5%, compared to 65.0% for the same period in 2020. The reduction in gross profit was primarily attributable to diminished economies of scale, partially offset by reduced depreciation expense.

Operating expenses for the first quarter of 2021 totaled $8.1 million, compared to $11.0 million for the first quarter of 2020. The decrease was primarily due the result of reduced sales commissions due to lower sales and lower levels of salaries and wages, severance expense, costs related to enterprise resource planning system upgrades, and research and development expenses compared to the prior-year period.

First quarter 2021 net loss totaled $29,000 or $0.00 per share, compared to the first quarter 2020 net loss of $2.5 million, or $0.19 per share.

Non-GAAP Adjusted EBITDA for the first quarter of 2021 totaled $0.8 million, compared to $0.3 million for the same period in 2020. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income taxes, and as further adjusted to add back in or exclude, as applicable, non-cash compensation and separation related expenses. A calculation and reconciliation of Adjusted EBITDA to net loss can be found in the attached financial tables.

2021 Annual Meeting of Stockholders

The Company also announced that its Board of Directors established July 27, 2021 as the date of the Company’s 2021 Annual Meeting of Stockholders. The exact time and location of the meeting will be specified in the Company’s proxy statement for the meeting, which it anticipates will be printed on or about June 10, 2021 and sent or made available to stockholders commencing on or about June 14, 2021.

Debt Financing

As previously announced, on May 6, 2021, the Company and its subsidiaries entered into credit agreements with MidCap Financial Trust (MidCap). The agreements provide for a $12 million secured term loan at an annual rate of 7.00%, plus one-month LIBOR, and an $8 million secured revolving credit facility at an annual rate of 4.50%, plus one-month LIBOR. Both facilities have a five-year term. These new credit agreements replace the Company’s second amended and restated credit agreement, as subsequently amended, with OrbiMed Royalty Opportunities II, which was terminated in accordance with its terms and all indebtedness outstanding thereunder, together with all accrued interest and other fees, were repaid in full with proceeds of loans under the credit agreements. Additional availability under the revolving credit facility is available for working capital needs and other corporate purposes.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the first quarter 2021 financial results on Tuesday, May 11, 2021 at 9:00 AM ET. To access the webcast, Click Here. To access the conference call, dial 877-407-6184 within the U.S. or 201-389-0877 outside the U.S. A replay of the call will be available at www.xtantmedical.com, under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s belief that a recent uptick in the number of elective surgeries will continue and its ability to execute on future growth opportunities. . The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; the ability to increase or maintain revenue; the ability to remain competitive; the ability to innovate and develop new products; the ability to engage and retain qualified personnel; the effect of the COVID-19 pandemic on the Company’s business, operating results and financial condition; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (SEC) on February 24, 2021 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey
Lazar FINN
Ph: 212-867-1762
Email: david.carey@finnpartners.com

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	March 31, 2021	December 31, 2020

ASSETS
Current Assets:
Cash and cash equivalents	$18,643	$2,341
Trade accounts receivable, net of allowance for credit losses and doubtful accounts of $554 and $653, respectively	7,027	6,880
Inventories	21,641	21,408
Prepaid and other current assets	1,165	736
Total current assets	48,476	31,365

Property and equipment, net	4,666	4,347
Right-of -use asset, net	1,585	1,690
Goodwill	3,205	3,205
Intangible assets, net	443	457
Other assets	322	402
Total Assets	$58,697	$41,466

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$2,490	$2,947
Accrued liabilities	4,569	5,462
Current portion of lease liability	431	423
Current portion of finance lease obligations	30	20
Current portion of long-term debt	16,490	16,797
Total current liabilities	24,010	25,649
Long-term Liabilities:
Lease liability, less current portion	1,192	1,303
Finance lease obligation, less current portion	129	-
Total Liabilities	25,331	26,952

Stockholders’ Equity (Deficit)
Preferred stock	-	-
Common stock	-	-
Additional paid-in capital	263,731	244,850
Accumulated deficit	(230,365)	(230,336)
Total Stockholders’ Equity	33,366	14,514

Total Liabilities & Stockholders’ Equity (Deficit)	$58,697	$41,466

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenue
Orthopedic product sales	$12,509	$14,735
Other revenue	33	43
Total revenue	12,542	14,778

Cost of sales	4,451	5,165
Gross profit	8,091	9,613

Gross profit %	64.5%	65.0%

Operating expenses
General and administrative	3,027	4,318
Sales and marketing	4,855	6,413
Research and development	214	245
	8,096	10,976

Loss from operations	(5)	(1,363)

Other income
Interest expense	(1)	(1,108)
Total Other Expense	(1)	(1,108)
Net Loss from Operations Before Provision for Income Taxes	(6)	(2,471)

Provision for income taxes
Current and deferred	(23)	(22)
Net Loss from Operations	$(29)	$(2,493)

Net loss per share:
Basic	$(0.00)	$(0.19)
Dilutive	$(0.00)	$(0.19)

Shares used in the computation:
Basic	81,248,875	13,175,345
Dilutive	81,248,875	13,175,345

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Operating activities:
Net loss	$(29)	$(2,493)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	375	685
Gain on disposal of fixed assets	(32)	(105)
Non-cash interest	-	1,101
Non-cash rent	3	4
Stock-based compensation	456	269
Provision for reserve on accounts receivable	(63)	138
Provision for excess and obsolete inventory	150	31
Changes in operating assets and liabilities:
Accounts receivable	(83)	195
Inventories	(383)	(1,974)
Prepaid and other assets	(349)	(340)
Accounts payable	(459)	1,610
Accrued liabilities	(893)	(910)
Net cash provided by (used in) operating activities	(1,307)	(1,789)
Investing activities:
Purchases of property and equipment	(542)	(258)
Proceeds from sale of fixed assets	59	83
Net cash used in investing activities	(483)	(175)
Financing activities:
Payments on financing leases	(25)	(34)
Payments on long-term debt	(308)	-
Proceeds from private place, net of cash issuance costs	18,425	-
Net cash provided by (used in) financing activities	18,092	(34)

Net change in cash and cash equivalents	16,302	(1,998)
Cash and cash equivalents at beginning of period	2,341	5,237
Cash and cash equivalents at end of period	$18,643	$3,239

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020

Net Loss	$(29)	$(2,493)

Depreciation and amortization	375	685
Interest expense	1	1,108
Tax expense	23	22
Non-GAAP EBITDA	370	(678)

Non-GAAP EBITDA/Total revenue	3.0%	-4.6%

NON-GAAP ADJUSTED EBITDA CALCULATION
Stock-based compensation	456	269
Separation-related expenses	-	749
Non-GAAP Adjusted EBITDA	$826	$340

Non-GAAP Adjusted EBITDA/Total revenue	6.6%	2.3%